Exhibit 99.1

July 11, 2023

COMPANY CONTACT:

FutureFuel Corp.

Tom McKinlay

(314) 854-8352

www.futurefuelcorporation.com

FutureFuel to Release Second Quarter 2023 Financial Results on August 9, 2023

CLAYTON, Mo. (July 11, 2023) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release its second quarter 2023 financial results after market close on Wednesday, August 9, 2023.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes proprietary intermediates for major chemical companies and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

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